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                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

PracticeWorks, Inc.
Atlanta, Georgia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 9, 2001 (except for Note 14, which is as of March 7, 2001), relating to the financial statements of PracticeWorks (a division of InfoCure Corporation) and our report dated March 2, 2001 (except for Note 7, which is as of March 7, 2001), relating to the financial statements of InfoSoft (a division of Ceramco, Inc., a wholly owned subsidiary of DENTSPLY International, Inc.), which are contained in that Prospectus, and of our report dated February 9, 2001, relating to the schedule of PracticeWorks, which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
Atlanta, Georgia
July 6, 2001